                                                                    EXHIBIT 99.1

                                REVOCABLE PROXY

                            LANIER BANKSHARES, INC.
          This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints _______ and _________ as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all of the shares of common stock of Lanier Bankshares, Inc. ("Lanier"), par value $1.00 per share, held of record by the undersigned on ________ __, 1999, at the special meeting of Lanier shareholders to be held at _____ p.m., local time, on ________ __, 2000, at the main office of Lanier located at 854 Washington Street, Gainesville, Georgia.

          1. PROPOSAL TO: Approve the Agreement and Plan of Merger, dated as of October 20, 1999 (the "Merger Agreement"), by and between Lanier and Century South Banks, Inc. ("CSBI"), pursuant to which, among other matters, (a) Lanier will merge with and into CSBI; and (b) shares of Lanier common stock will be converted into the right to receive shares of CSBI common stock, as described in the Proxy Statement/Prospectus dated _______ __, 1999.

                   FOR            AGAINST           ABSTAIN

          2. In their discretion, to vote upon such other business as may properly come before the special meeting including, among other things, a motion to adjourn or postpone the Lanier special meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the Merger Agreement will be voted in favor of any adjournment or postponement of the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as the name appears below. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If shares are held by a corporation, an authorized corporate officer should sign in full corporate name. If shares are held by a partnership, an authorized person should sign in partnership name.

            DATED:______________________________

            _____________________________________
            Signature

            _____________________________________
            Signature if held jointly